UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

Hawaiian Electric Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

State of Hawaii	1-8503	99-0208097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

A. Sale of medium-term notes

On August 8, 2006, Hawaiian Electric Industries, Inc. (HEI) completed the sale of $100 million of its 6.141% Medium-Term Notes, Series D due August 15, 2011 (the Notes) under its registered medium-term note program. The net proceeds from this sale will be used to reduce HEI’s outstanding commercial paper as it matures and, pending such application, a portion of the net proceeds will be used to make short-term loans to Hawaiian Electric Company, Inc. or to make short-term investments. In April 2006, HEI issued commercial paper to refinance $100 million of its 7.56% Medium-Term Notes, Series C, which matured in April 2006. It is expected that any remaining commercial paper maturities that are not funded with the net proceeds of the Notes will continue to be funded with the net proceeds from the sale of commercial paper.

As of August 8, 2006, an additional $50 million principal amount of Medium-Term Notes, Series D are available for offering by HEI under its registered medium-term note program. The principal amount of HEI’s Medium-Term Notes, Series D that have been sold is $250 million and includes $50 million of each of 4.00% notes due March 7, 2008, 5.25% notes due March 7, 2013 and 4.23% notes due March 15, 2011. Another $96 million of debt, equity and/or other securities are available for offering under HEI’s omnibus shelf registration.

See “Forward-Looking Statements” on page iv in HEI’s Form 10-Q for the quarterly period ended June 30, 2006.

B. Termination of bilateral revolving unsecured credit agreement

On August 8, 2006, HEI gave notice to terminate its $75 million bilateral revolving unsecured credit agreement with Merrill Lynch Bank USA effective August 11, 2006. This agreement was effective April 3, 2006 and was maintained to support the issuance of commercial paper. HEI’s $100 million credit facility expiring on March 31, 2011 with a syndicate of eight financial institutions remains in place through its revolving unsecured credit agreement. As of August 8, 2006, both credit facilities remain undrawn.

C. Change of Escrow Agent for the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the Plan)

Optional cash investments made by participants under the Plan are, and dividends to be reinvested in HEI common stock under the Plan (at such time as the shares to satisfy plan requirements are being purchased on the open market) may be, forwarded to a segregated escrow account at a bank designated by HEI (Escrow Agent) to be held for the benefit of the Plan participants pending investment in shares of HEI common stock. Starting on August 2, 2006, HEI deposited optional cash investments with First Hawaiian Bank, its Escrow Agent, pursuant to an escrow agreement dated July 26, 2006. Prior to that, Central Pacific Bank was the Escrow Agent. The escrow agreement with First Hawaiian Bank dated July 26, 2006 is filed as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

Exhibit 1(a)	Terms Agreement, dated August 3, 2006, among HEI and the Underwriters named therein.

Exhibit 4(a)	Global certificate representing the Notes.

Exhibit 4(b)	Pricing Supplement No. 4 to Registration Statement on Form S-3 of HEI (Registration No. 333-87782) filed on August 4, 2006 in connection with the sale of the Notes.

Exhibit 5(a)	Opinion of Goodsill Anderson Quinn & Stifel LLP regarding the legality of the Notes (including consent).

Exhibit 5(b)	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes (including consent).

Exhibit 99	Escrow agreement between HEI and First Hawaiian Bank dated July 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)

/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)
Date: August 8, 2006

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